Exhibit 5.1

1221 PEACHTREE STREET, N. E. • SUITE 400 • ATLANTA, GEORGIA 30361

TELEPHONE: +1.404.521.3939 • JONESDAY.COM

August 12, 2025

Roper Technologies, Inc.

6496 University Parkway

Sarasota, Florida 34240

Re:	$500,000,000 of 4.250% Senior Notes due 2028, $500,000,000 of 4.450% Senior Notes due 2030 and $1,000,000,000 of 5.100% Senior Notes due 2035

Ladies and Gentlemen:

We are acting as counsel for Roper Technologies, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of $500,000,000 aggregate principal amount of the Company’s 4.250% Senior Notes due 2028 (the “2028 Notes”), $500,000,000 aggregate principal amount of the Company’s 4.450% Senior Notes due 2030 (the “2030 Notes”) and $1,000,000,000 aggregate principal amount of the Company’s 5.100% Senior Notes due 2035 (collectively with the 2028 Notes and the 2030 Notes, the “Notes”), pursuant to the underwriting agreement, dated as of August 7, 2025 (the “Underwriting Agreement”), by and among the Company and BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, acting as representatives of the several underwriters listed in Schedule 1 thereto (the “Underwriters”). The Notes will be issued under the indenture, dated as of November 26, 2018 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), and an Officer’s Certificate, dated August 12, 2025, setting forth the terms of each of the Notes.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes constitute valid and binding obligations of the Company.

For purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture, (ii) the Notes have been duly authenticated by the Trustee in accordance with the Indenture, and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Roper Technologies, Inc.

August 12, 2025

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-282807) (the “Registration Statement”), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day